UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional materials
☐	Soliciting Material under Rule 14a-12

Dorian LPG Ltd.

(Name of Registrant as Specified in Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

July 13, 2016

To our Shareholders:

It is our pleasure to invite you to attend our 2016 Annual Meeting of Shareholders (the "Annual Meeting").  The meeting will be held at 11:30 AM EDT on August 23, 2016 at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004.

At the Annual Meeting, you will be asked to (i) elect two directors to serve on our Board of Directors until the 2019 annual meeting of shareholders and (ii) ratify the appointment of Deloitte Hadjipavlou Sofianos & Cambanis S.A. as our auditors for the fiscal year ending March 31, 2017. Our Board of Directors recommends that you vote your shares "FOR" proposals (i) and (ii). These proposals are more fully described in the proxy materials.

This year we are again using the Internet as our primary means of furnishing proxy materials to shareholders.  Accordingly, most shareholders will not receive paper copies of our proxy materials.  We instead sent shareholders a notice with instructions for accessing the proxy materials and voting via the Internet.  The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.  We encourage you to review these materials and vote your shares.

You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.  If you attend the Annual Meeting, you may vote your shares in person, even if you have previously voted your proxy.  Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting.

We are proud that you have chosen to invest in Dorian LPG Ltd.  On behalf of our management and directors, thank you for your continued support and confidence in 2016.

Very truly yours,

/s/ John Hadjipateras

John Hadjipateras
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF DORIAN LPG LTD.

Date of Meeting:	August 23, 2016
Time:	11:30 AM EDT
Place:	Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004

Items of Business:	We are holding the 2016 Annual Meeting of Shareholders (the "Annual Meeting") for the following purposes:
• to elect two directors to serve on our Board of Directors until the 2019 annual meeting of shareholders;
• to ratify the selection of Deloitte Hadjipavlou Sofianos & Cambanis S.A. ("Deloitte") as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and
• to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The attached proxy statement (the "Proxy Statement") describes these items in more detail.  As of the date of this notice, we have not received notice of any other matters that may be properly presented at the Annual Meeting.

Record Date:	July 8, 2016
Voting:
We strongly encourage you to vote.  Please vote as soon as possible, even if you plan to attend the Annual Meeting in person. You have three options for submitting your vote prior to the date of the Annual Meeting: Internet, telephone or mail.  In accordance with New York Stock Exchange ("NYSE") rules, your broker will not be able to vote your shares with respect to any non-routine matters if you have not given your broker specific instructions to do so.  The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2017 (Proposal No. 2).  The election of directors (Proposal No. 1) is considered a non-routine matter under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposal.

Date These Proxy Materials Are First Being Made

Available on the Internet:	July 13, 2016

By order of the Board of Directors /s/ John Hadjipateras John Hadjipateras Chairman of the Board July 13, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 23, 2016:

The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report
for the fiscal year ended March 31, 2016 are available at
http://dorianlpg.investorroom.com/annual-shareholders-meeting

EXPLANATORY NOTE

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act").  As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the JOBS Act.  Accordingly, we have included detailed compensation information for only our principal executive officer and the next two most highly compensated executive officers, and we have not included a compensation discussion and analysis (CD&A) of our executive compensation programs in this proxy statement. In addition, as an emerging growth company, we are not required to conduct votes seeking shareholder approval on an advisory basis of (1) the compensation of our named executive officers or the frequency with which such votes must be conducted or (2) compensation arrangements and understandings in connection with merger transactions, known as "golden parachute" arrangements.

Under the JOBS Act, we will remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more (as adjusted every five years for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering on May 13, 2014 (the "IPO"); (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  We will qualify as a large accelerated filer as of the first day of the first fiscal year after (1) we have at least $700 million in outstanding voting and non-voting common equity held by our non-affiliates, as measured as of the last business day of the second quarter of the fiscal year, (2) we have been subject to the requirements of Sections 13(a) or 15(d) of the Exchange Act for a period of at least 12 calendar months, and (3) we are not eligible to use the requirements for smaller reporting companies in our annual and quarterly reports.

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders of Dorian LPG Ltd.	ii
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 23, 2016	iii
Proxy Statement Proxy Solicitation and Voting Information	1
Questions and Answers About the Annual Meeting and Voting	1
Why am I receiving these proxy materials?	1
How can I access the proxy materials on the Internet?	1
Who can vote?	2
How do I know if I am a beneficial owner of shares?	2
What am I voting on?	2
How do I vote?	2
Can I change my mind after I vote?	3
How many votes must be present to hold the Annual Meeting?	3
Will my shares be voted if I do not provide my proxy?	3
What are broker non-votes?	4
What if I return my proxy but do not provide voting instructions?	4
What vote is required to adopt each of the proposals?	4
When will the voting results be announced?	4
Annual Meeting Admission	4
Expenses of Solicitation	4
Householding	5
Proposal 1 Election of Directors	6
Nominees for Election for a Three-Year Term Expiring at the 2019 Annual Meeting of Shareholders	7
Directors Continuing in Office Until the 2017 Annual Meeting of Shareholders	8
Directors Continuing in Office Until the 2018 Annual Meeting of Shareholders	9
Executive Officers	10
Board Meetings and Board Committee Information	11
Meetings	11
Committees and Committee Charters	11
Audit Committee	11
Compensation Committee	12
Nominating and Corporate Governance Committee and Director Nominations	12
Role of the Nominating and Corporate Governance Committee	12
Director Nomination Process	13
Compensation Committee Interlocks and Insider Participation	14
Report of the Audit Committee	15
Corporate Governance Matters	16
Corporate Governance Guidelines	16
Director Independence	16
Code of Conduct and Ethics	17
Business Relationships and Related Person Transactions Policy	17
Board Leadership Structure	18
Executive Sessions of Independent Directors	18
Communications with the Board	18
The Board's Role in Risk Oversight	19
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters	20
Proposal 2 To Ratify the Selection of Deloitte Hadjipavlou Sofianos & Cambanis S.A. as the Company's Independent Registered Public Accounting Firm for the Year Ending March 31, 2017	23
Audit Fees	23
Audit Committee Pre-Approval Policies and Procedures	23
Director Compensation	25
Consulting Agreement	26
Executive Compensation	27
Summary Compensation Table	27
Narrative Disclosure to the Summary Compensation Table	28
Equity Compensation	28
Outstanding Equity Awards at Fiscal Year-End	29
2014 Equity Incentive Plan	29
Securities Authorized for Issuance Under Equity Compensation Plans	30
Equity Compensation Plans Table	30
Retirement Benefits	30
401(k) Savings Plan	30
Pension Benefits	30
Nonqualified Deferred Compensation	31
2014 Executive Severance and Change in Control Severance Plan	31
Certain Relationships and Related Transactions and Director Independence	33
Section 16(a) Beneficial Ownership Reporting Compliance	36
Shareholder Proposals for 2017 Annual Meeting of Shareholders	37
Other Business	38
Annual Report to Shareholders and Form 10-K	38

DORIAN LPG LTD.
c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, Connecticut 06902

PROXY STATEMENT

 PROXY SOLICITATION AND VOTING INFORMATION

The Board of Directors (the "Board" or "Board of Directors") of Dorian LPG Ltd. ("we," "us," "our," the "Company" or "Dorian") solicits your proxy for our 2016 Annual Meeting of Shareholders to be held at 11:30 AM EDT on August 23, 2016 at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, and for any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Questions and Answers About the Annual Meeting and Voting

Why am I receiving these proxy materials?

The proxy materials include our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report for the fiscal year ended March 31, 2016.  If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instructions form for the Annual Meeting.  Our Board of Directors has made these materials available to you in connection with the solicitation of proxies by the Board.  The proxies will be used at our Annual Meeting, or any adjournment or postponement thereof.  We made these materials available to shareholders beginning on or about July 13, 2016.

Our shareholders are invited to attend the Annual Meeting and vote on the proposals described in this Proxy Statement.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may vote by completing, signing, dating and returning a proxy card or by executing a proxy via the Internet or by telephone.

How can I access the proxy materials on the Internet?

In accordance with U.S. Securities and Exchange Commission (the "SEC") rules, we are using the Internet as the primary means of furnishing proxy materials to shareholders.  Accordingly, most shareholders will not receive paper copies of our proxy materials.  We instead sent shareholders a Notice of Internet Availability of the Proxy Materials (the "Notice") with instructions (i) for accessing via the Internet the proxy materials including the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report for the fiscal year ended March 31, 2016, and (ii) for voting via the Internet or by telephone.  The Notice was mailed on or about July 13, 2016.  The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. Additionally, and in accordance with SEC rules, you may access our proxy materials at http://dorianlpg.investorroom.com/annual-shareholders-meeting.

The Notice provides you with instructions regarding how to:

•	view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can vote?

Only shareholders of record, which are the holders of the shares of our common stock at the close of business on July 8, 2016 (the "record date"), may vote, either in person or by proxy, at the Annual Meeting.  On the record date, we had 55,101,413 shares of common stock outstanding.  You are entitled to one vote for each share of common stock that you owned on the record date.  The shares of common stock held in our treasury, which are not considered outstanding, will not be voted.

How do I know if I am a beneficial owner of shares?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.  Those instructions are contained in a "voting instructions form."  If you request printed copies of the proxy materials by mail, you will receive a voting instructions form.

What am I voting on?

You will be voting on each of the following:

•	to elect two directors to serve on our Board until the 2019 annual meeting of shareholders;

•	to ratify the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2017; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting.  If you return your signed and completed proxy card or vote by telephone or over the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote for you.

How do I vote?

You may vote using one of the following methods:

•	Over the Internet. If you have access to the Internet, we encourage you to vote in this manner. Refer to your Notice for instructions on voting via the Internet and carefully follow the directions.

•	By telephone. You may vote by calling the toll-free telephone number listed on your proxy card or the voting instructions form. Refer to your Notice for instructions on voting by telephone and carefully follow the directions.

•	By mail. For those shareholders who request to receive a paper proxy card or voting instructions form in the mail, you may complete, sign and return the proxy card or voting instructions form.

•	In person at the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. If you are a beneficial owner of shares (i.e., your shares are held in "street name" in an account at a brokerage firm, bank, broker dealer or similar organization), you must obtain a legal proxy from such account holding organization and present it with your ballot to be able to vote at the Annual Meeting. Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares prior to the Annual Meeting date via the Internet, by telephone or by mail in order to record your vote promptly, as we believe voting this way is convenient.

Instructions for voting via the Internet, by telephone or by mail are also set forth on the proxy card or voting instructions form.  Please follow the directions on these materials carefully.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting.  You may do this by using one of the following methods:

•	voting again by telephone or over the Internet prior to 11:59 PM EDT on August 22, 2016;

•	giving timely written notice to the Secretary of our Company;

•	delivering a timely later-dated proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting in person via legal proxy at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the shareholders representing at least one-third of the shares issued and outstanding and entitled to vote at the Annual Meeting as of July 8, 2016 must be present at the Annual Meeting in person or by proxy.  This is referred to as a quorum.  Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Your shares will be counted as present at the Annual Meeting if you do one of the following:

•	vote via the Internet or by telephone;

•	return a properly executed proxy by mail (even if you do not provide voting instructions); or

•	attend the Annual Meeting and vote in person.

If a quorum is not present at the Annual Meeting or, even if a quorum is present and sufficient votes in favor of the positions recommended by the Board of Directors on the proposals described in this Proxy Statement are not timely received, a majority of the total number of votes represented by those shares present, in person or by proxy, at the Annual Meeting will have the power to adjourn the meeting.  If the Annual Meeting is adjourned for reasons other than a lack of quorum, no further notice of the adjourned meeting will be required to permit further solicitation of proxies, other than an announcement at the Annual Meeting, unless a new record date for the Annual Meeting is set.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a completed proxy.

If your shares are held in the name of a brokerage firm or other nominee, under rules of the NYSE, your broker may vote your shares on "routine" matters even if you do not provide a proxy.  The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2017.  If a brokerage firm votes your shares on a routine matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as "FOR" votes or "AGAINST" votes, as the case may be, depending on how the broker votes.  If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted in connection with the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2017, but will not count as a "FOR" vote for any other matter, including the election of directors.

What are broker non-votes?

A "broker non-vote" occurs when a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not "routine" under the NYSE rules.

What if I return my proxy but do not provide voting instructions?

If you hold your shares directly in your own name, and you sign and return your proxy card (including over the Internet or by telephone) but do not include voting instructions, your proxy will be voted as the Board recommends on each proposal.

What vote is required to adopt each of the proposals?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the two director nominees and one vote on each other matter.

Proposal 1. Election of Directors.  As set forth in Article I of our articles of incorporation (the "Articles of Incorporation"), directors will be elected by a plurality of votes cast by holders entitled to vote in the election.  This means that the two nominees receiving the highest number of "FOR" votes will be elected as Class III directors.  If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.  For your vote to be counted, you must submit your voting instructions to your broker or custodian.  Broker non-votes will not be counted as present and are not entitled to vote on this proposal.  Abstentions will not be counted in determining whether this proposal has been approved.

Proposal 2. Ratification of Deloitte as Auditor for the Fiscal Year Ending March 31, 2017.  As set forth in Section 7 of Article II of our bylaws, the affirmative vote of a majority of the votes cast by holders present, in person or by proxy, at the Annual Meeting is required to ratify the appointment of Deloitte by the Company's audit committee (the "Audit Committee") as the Company's independent auditors for the fiscal year ending March 31, 2017.  Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.  Abstentions will not be counted in determining whether this proposal has been approved.  Broker non-votes will be counted as present and entitled to vote on the proposal.

When will the voting results be announced?

We will announce preliminary voting results at the Annual Meeting.  We will report final results on our website at www.dorianlpg.com and in a filing with the SEC on a Form 8-K.

Annual Meeting Admission

Only shareholders as of the close of business on July 8, 2016 or those persons that hold a valid proxy may attend the Annual Meeting.  Admission to the Annual Meeting will be on a first-come, first-served basis.  Proof of Dorian LPG Ltd. stock ownership as of the record date, along with government issued photo identification, such as a driver's license or passport, will be required for admission.  Shareholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization ("street name" holders) will need to bring proof of beneficial ownership as of the record date, such as an account statement or a letter from a broker, along with government issued photo identification.  If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to attend the Annual Meeting in person.  No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.

Expenses of Solicitation

We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and proxy.  In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means.  We may pay persons holding shares for others their expenses for sending proxy materials to their principals.  While we presently intend that solicitations will be made only by directors, officers and employees of the Company, we may retain outside solicitors to assist in the solicitation of proxies.  Any expenses incurred in connection with the use of outside solicitors will be paid by us.

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our Proxy Statement, our Annual Report for the fiscal year ended March 31, 2016 and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address.  This practice, known as "householding," reduces duplicate mailings, thus saving printing and postage costs as well as natural resources.  Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you wish to receive a separate copy of the annual report on form 10-K for the fiscal year ended March 31, 2016 or other proxy materials free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please send your request by email to IR@dorianlpg.com or by mail to Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention: Investor Relations, or call us at (203) 674-9900.

PROPOSAL 1

 ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes: Class I, Class II and Class III.  Pursuant to our Articles of Incorporation, each class of directors consists, as nearly as possible, of one-third of the total number of directors.  The total number of directors on the Board may be fixed from time to time by a vote of not less than two-thirds of the number of directors constituting the Board, excluding vacancies.  Additionally, the Board is authorized to fill any vacancy on the Board, including directorships resulting from an increase in the number of directors, by a majority vote of the directors then in office. By the requisite vote, the size of our Board of Directors was set at ten directors effective May 1, 2015 and has since been reduced to seven directors effective January 26, 2016.

Each director is elected to serve for a three-year term and until such director's successor is duly elected and qualified, except in the event of his or her death, resignation, removal or earlier termination of his or her term of office.  The terms of our Class I and II directors will expire in 2017 and 2018, respectively, and the term of our Class III directors will expire at the Annual Meeting.

Our Class I directors, whose term expires at the annual meeting of shareholders in 2017, currently include Christina Tan and Thomas J. Coleman.  Mr. Coleman was reelected at the annual meeting of shareholders in 2014.  Ms. Tan was appointed by the Board to serve as a director effective May 1, 2015, when Nigel Widdowson and Eric Fabrikant, who had previously been reelected alongside Mr. Coleman, resigned from our Board.

Our Class II directors, whose term expires at the annual meeting of shareholders in 2018, currently include Øivind Lorentzen, Ted Kalborg and John Lycouris.  Mr. Lorentzen and Mr. Lycouris have served as directors since July 2013.  The Board appointed Mr. Kalborg effective December 12, 2014. Mr. Lorentzen, Mr. Kalborg and Mr. Lycouris were reelected at the 2015 annual meeting of shareholders.

Our Class III directors, whose term expires at this year's Annual Meeting, currently include Malcolm McAvity and John Hadjipateras. Charles Fabrikant and David Savett previously served as Class III on our Board until their resignation on December 21, 2015 and January 6, 2016, respectively.  Mr. Hadjipateras has served on our Board since our formation in July 2013 and Mr. McAvity was appointed by the Board effective January 28, 2015. Upon recommendation of our nominating and corporate governance committee (the "Nominating and Corporate Governance Committee"), our Board has nominated Mr. Hadjipateras and Mr. McAvity for re-election as Class III directors to serve until the annual meeting of shareholders in 2019.

Except as indicated herein, there are no arrangements or understandings between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. Mr. Savett was appointed to our Board following completion of a private placement of 1,412,698 common shares of the Company to BH Logistics, LP ("BH Logistics").  In connection with the private placement, the Company agreed with BH Logistics that the Company's Board would appoint Mr. Savett to the Board upon closing of the private placement.

If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, the persons named as proxy holders will vote your proxy for the election of such substitute nominee as may be designated by the Board in accordance with Article I of our Articles of Incorporation to fill the vacancy.  The Board of Directors has no reason to believe any of the nominees will be unable or unwilling to serve if elected.

Pursuant to our Articles of Incorporation, directors are elected by the affirmative vote of a plurality of the votes cast by the holders of shares present, in person or by proxy, and entitled to vote on the election of directors.  This means that the two nominees receiving the highest numbers of "FOR" votes at the Annual Meeting by the holders of shares of our common stock will be elected as Class III directors.

Nominees for Election for a Three-Year Term Expiring at the 2019 Annual Meeting of Shareholders

Set forth in the table below is a list of our director nominees, together with certain biographical information, including their ages as of the date of this Proxy Statement.

Name	Age	Principal Occupation
John Hadjipateras	65	President and Chief Executive Officer of Dorian LPG Ltd.; President, Dorian LPG (USA) Ltd.
Malcolm McAvity	65	Retired Vice Chairman of Phibro LLC
____________

John Hadjipateras has served as Chairman of the Board and as our President and Chief Executive Officer and as President of Dorian LPG (USA) LLC since our inception in July 2013 and is the father of Mr. Alexander Hadjipateras, the Executive Vice President of Business Development of Dorian LPG (USA) LLC. Mr. Hadjipateras has been actively involved in the management of shipping companies since 1972.  From 1972 to 1992, Mr. Hadjipateras was the Managing Director of Peninsular Maritime Ltd. in London and subsequently served as President of Eagle Ocean Transport Inc. ("Eagle Ocean Transport" or "Eagle Ocean"), which provides chartering, sale and purchase, protection and indemnity and insurance and shipping finance services.  He has served as a member of the boards of the Greek Shipping Co-operation Committee and of the Council of INTERTANKO, and has been a member of the Baltic Exchange since 1972 and of the American Bureau of Shipping since 2011.  He also served on the Board of Advisors of the Faculty of Languages and Linguistics of Georgetown University and is a trustee of Kidscape, a leading U.K. charity organization.  He was a director of SEACOR Holdings Inc., a global provider of marine transportation equipment and logistics services, from 2000 to 2013.  We believe that Mr. Hadjipateras's expertise in the maritime and shipping industries provides him the qualifications and skills to serve as a member of our Board of Directors.

Malcolm McAvity has served as a director of the Company since January 2015 and is currently the Chairman of our nominating and corporate governance committee (the "Nominating and Corporate Governance Committee") and a member of our compensation committee (the "Compensation Committee").  Mr. McAvity formerly served as Vice Chairman of Phibro LLC, one of the world's leading international commodities trading firms, from 1986 through 2012. Mr. McAvity has held various positions trading crude oil and other commodities. Mr. McAvity earned a BA from Stanford University and an MBA from Harvard University.  We believe that Mr. McAvity's experience in commodities trading provides him the qualifications and skills to serve as a member of our Board of Directors.

The Board of Directors recommends you vote "FOR" each named nominee.

Directors Continuing in Office Until the 2017 Annual Meeting of Shareholders

Set forth in the table below is a list of our directors continuing in office until the 2017 annual meeting, together with certain biographical information, including their ages as of the date of this Proxy Statement.

Name	Age	Principal Occupation
Thomas J. Coleman	50	Co-Founder and Co-President, Kensico Capital Management Corporation
Christina Tan	63	Executive Director, MT Maritime Management Group

Thomas J. Coleman has served as a director of the Board since September 2013 and is currently the Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance and Audit Committees.  Mr. Coleman has served as co-Founder and co-President of Kensico Capital Management Corporation ("Kensico") since 2000.  Mr. Coleman is also the co-principal of each of Kensico's affiliates.  Prior to working with Kensico and its affiliates, Mr. Coleman was employed by Halo Capital Partners ("Halo").  Prior to his employment at Halo, Mr. Coleman founded and served as Chief Executive Officer and a director of PTI Holding Inc. from 1990 until 1995.  From October 2012 until January 2014, Mr. Coleman served as a director of WebMD.  From February 2011 until its sale in January 2012, Mr. Coleman served as a director of Tekelec, a publicly traded global provider of core network solutions.  We believe that Mr. Coleman's deep knowledge of corporate finance provides him the qualifications and skills to serve as a member of our Board of Directors.

Christina Tan has served as a director of the Company since May 1, 2015 and is currently a member of the Audit and Nominating and Corporate Governance Committees.  Ms. Tan is an Executive Director of the MT Maritime Management Group ("MTM Group"), a position she has held since 1991. Ms. Tan has been an officer with the MTM Group for over 30 years, performing in a variety of capacities, including finance and chartering, and has also been a board member of Northern Shipping Funds since 2008. For eight years prior to joining MTM Group, Ms. Tan was Vice President of Finance & Trading for Socoil Corporation, a major Malaysian palm oil refiner and trading company. Ms. Tan earned a BA in Economics and Mathematics from Western State College of Colorado. We believe that Ms. Tan's long-standing experience in the shipping industry and in maritime investments provide her the qualifications and skills to serve as a member of our Board of Directors.

Directors Continuing in Office Until the 2018 Annual Meeting of Shareholders

Set forth in the table below is a list of our directors continuing in office until the 2018 annual meeting, together with certain biographical information, including their ages as of the date of this Proxy Statement.

Name	Age	Principal Occupation
Øivind Lorentzen	66	Managing Director, Northern Navigation, LLC
John Lycouris	66	Chief Executive Officer, Dorian LPG (USA) LLC
Ted Kalborg	65	Founder, Tufton Oceanic Group
____________

Øivind Lorentzen has served as a director of the Board since July 2013.  Mr. Lorentzen is currently Managing Director of Northern Navigation, LLC.  Mr. Lorentzen has been Non-Executive Vice Chairman of SEACOR Holdings Inc. since early 2015, prior to which he was its Chief Executive Officer.  From 1990 until September 2010, Mr. Lorentzen was President of Northern Navigation America, Inc., an investment management and ship-owning agency company concentrating in specialized marine transportation and ship finance.  From 1979 to 1990, Mr. Lorentzen was Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil, and he served on its board of directors until December 2005.  From 2000 to 2008, Mr. Lorentzen was Chairman of NFC Shipping Funds, a leading private equity fund in the maritime industry.  Mr. Lorentzen is a director of Blue Danube, Inc., a privately owned inland marine service provider, and a director of Genessee & Wyoming Inc., an owner and operator of short line and regional freight railroads.  Mr. Lorentzen earned his undergraduate degree at Harvard College and his MBA from Harvard Business School.  Mr. Lorentzen's expertise in the maritime and shipping industries provides him the important qualifications and skills to serve as a member of our Board of Directors.

John Lycouris has served as Chief Executive Officer of Dorian LPG (USA) LLC and a director of the Company since our inception in July 2013.  In 1993, Mr. Lycouris joined Eagle Ocean Transport.  At Eagle Ocean, Mr. Lycouris has attended to a multitude of sale and purchase contracts and pre- and post-delivery financing of newbuilding and secondhand vessels in the tanker, LPG, and dry bulk sectors.  Mr. Lycouris's responsibilities include investment strategy for a number of portfolios on behalf of domestic and foreign principals represented by Eagle Ocean.  Before joining Eagle Ocean, Mr. Lycouris served as Director of Peninsular Maritime Ltd., a ship brokerage firm, which he joined in 1974, and managed the Finance and Accounts departments.  Mr. Lycouris is a member of the Lloyd's Register North American Advisory Committee and a member of the DNV GL North American Committee.  Mr. Lycouris graduated from Cornell University, where he earned an MBA, and from Ithaca College with a BS.  Mr. Lycouris's successful leadership and executive experience, along with his deep knowledge of the commercial, technical and operational aspects of shipping in general and LPG shipping in particular, provide him the qualifications and skills to serve as a member of our Board of Directors.

Ted Kalborg has served as a director of the Company since December 12, 2014 and is currently the Chairman of the Audit Committee and a member of the Compensation Committee.  Mr. Kalborg is the founder of the Tufton Group, a fund management group he founded in 1985 that specializes in the shipping and energy sectors. The group manages hedge funds and private equity funds.  Mr. Kalborg's primary focus has been corporate reorganizations and he has served on the board of Hafnia Tankers, a Norwegian OTC-listed tanker company, since 2014. Mr. Kalborg holds a BA from Stockholm School of Economics and received an MBA from Harvard Business School.  Mr. Kalborg's diversified experience in the oil drilling, shipping, and investment industries, his specialty in maritime and transportation fund management, and his extensive background serving as director of several other companies equip him with the qualifications and skills to act as a member of our Board of Directors.

EXECUTIVE OFFICERS

John Hadjipateras, 65, has served as Chairman of the Board and as our President and Chief Executive Officer and as President of Dorian LPG (USA) LLC since our inception in July 2013.  See "Proposal 1. Election of Directors—Nominees for Election for a Three-Year Term Expiring at the 2019 Annual Meeting of Shareholders."

John Lycouris, 66, has served as Chief Executive Officer of Dorian LPG (USA) LLC and a director of the Company since our inception in July 2013.  See "Proposal 1. Election of Directors—Directors Continuing in Office Until the 2018 Annual Meeting of Shareholders."

Alexander C. Hadjipateras, 36, has served as Executive Vice President of Business Development of Dorian LPG (USA) LLC since July 2013 and is the son of John Hadjipateras.  Mr. Hadjipateras's main areas of focus are business development and commercial strategy, and he also assists in the management of the Company's operations in Athens, Greece. Since joining Eagle Ocean in 2006, Mr. Hadjipateras has been involved in managing its Aframax and Very Large Gas Carrier newbuilding program at Sumitomo Shipyard in Japan and Hyundai Heavy Industries in South Korea, and also has participated in its Aframax spot chartering from Highbury Shipping Services Limited ("HSSL").  Mr. Hadjipateras has worked closely with oil majors to secure approval for future time charter and newbuilding business development opportunities.  Prior to joining Eagle Ocean, Mr. Hadjipateras worked as a Business Development Manager at Avenue A | Razorfish, a leading digital consultancy and advertising agency based in San Francisco.  Mr. Hadjipateras graduated from Georgetown University with a BA in history.

Theodore B. Young, 48, has served as our Chief Financial Officer, Treasurer and Principal Financial and Accounting Officer since July 2013, as Chief Financial Officer and Treasurer of Dorian LPG (USA) LLC since July 2013, and as head of corporate development for Eagle Ocean from 2011 to 2013.  From 2004 to 2011, Mr. Young was a Senior Managing Director and member of the Investment Committee at Irving Place Capital ("IPC"), where he worked on investments in the industrial, transportation and business services sectors.  Prior to joining IPC, Mr. Young was a principal at Harvest Partners, a New York-based middle market buyout firm, from 1997 to 2004.  There, he was active in industrial transactions and played a key role in the firm's multinational investment strategy.  Prior to his career in private equity, Mr. Young was an investment banker with Merrill Lynch & Co., Inc. and SBC Warburg Dillon Read and its predecessors in New York, Zurich, and London.  Mr. Young holds an AB from Dartmouth College and an MBA from the Wharton School of the University of Pennsylvania with a major in accounting.

BOARD MEETINGS AND BOARD COMMITTEE INFORMATION

Meetings

During the fiscal year ended March 31, 2016, the Board of Directors held a total of twelve meetings (including regularly scheduled and special meetings), seven of which were by unanimous written consent.  In that fiscal year, all directors attended at least 75% of the aggregate number of meetings of the Board held during the period for which they were directors and the committees on which they served. Our directors are expected to attend our annual meeting of shareholders, with those directors unable to attend expected to notify the Chairman of the Board in advance.  Three directors then in office attended our 2015 annual meeting. From time to time, the Board may create special committees to address specific matters such as financial or corporate transactions.

Committees and Committee Charters

Our Board of Directors has established the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Our Board may, in the future, establish such other committees as it determines from time to time. The charter of each of these committees is available on our website at http://DorianLPG.investorroom.com/Corporate-Governance.  You may also request printed copies of the charter(s) by sending a written request to our Secretary at the address set forth on the cover of this Proxy Statement.

Audit Committee

The Audit Committee currently consists of Messrs. Coleman and Kalborg and Ms. Tan, with Mr. Kalborg serving as its chairperson.  The Audit Committee meets a minimum of three times a year, and periodically meets with the Company's management, internal auditors and independent external auditors separately from the Board.  During the fiscal year ended March 31, 2016, the Audit Committee held four meetings.

Under the Audit Committee charter, the Audit Committee assists the Board in overseeing the quality of the Company's financial statements and its financial reporting practices.  To that end, the Audit Committee has direct responsibility for the appointment, replacement, compensation, retention, termination and oversight of the work of the independent registered public accounting firm engaged to prepare an audit report, to perform other audits and to perform review or attest services for us.  The Audit Committee confers directly with the Company's independent registered public accounting firm.  The Audit Committee also assesses the outside auditors' qualifications and independence.  The Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm.  The Audit Committee acts on behalf of the Board in reviewing the scope of the audit of the Company's financial statements and results thereof.  Our Chief Financial Officer has direct access to the Audit Committee.  The Audit Committee also oversees the operation of our internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our independent registered public accounting firm.  Based on this oversight, the Audit Committee advises the Board on the adequacy of the Company's internal controls, accounting systems, financial reporting practices and the maintenance of the Company's books and records.  The Audit Committee is also responsible for determining whether any waiver of our Code of Ethics will be permitted and for reviewing and determining whether to approve any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Annually, the Audit Committee recommends that the Board request shareholder ratification of the appointment of the independent registered public accounting firm. The responsibilities and activities of the Audit Committee are further described in "Report of the Audit Committee" and the Audit Committee charter.

Our Board of Directors has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Board has also determined that each member of the Audit Committee has sufficient knowledge and understanding of the Company's financial statements to serve on the Audit Committee and is financially literate within the meaning of the NYSE listing standards as interpreted by the Board.  The Board has further determined that Mr. Kalborg satisfies the definition of "audit committee financial expert" as defined under federal securities laws.

Compensation Committee

The Compensation Committee currently consists of Messrs. Coleman, McAvity and Kalborg, with Mr. Coleman serving as its chairperson.  The Compensation Committee meets as often as it deems necessary. During the fiscal year ended March 31, 2016, the Compensation Committee held two meetings.

Pursuant to its charter, the Compensation Committee determines the annual compensation of all executive officers of the Company, and reports its determinations to the Board.  The scope of the Compensation Committee's oversight includes all matters related to the compensation of our executive officers.  The Compensation Committee is also charged in particular with reviewing and approving corporate goals relevant to the compensation of our Chief Executive Officer and Chief Financial Officer, evaluating both officers' performance in light of those goals, and determining and approving both officers' compensation based on the evaluation.  The Compensation Committee also reviews and approves employment agreements, severance agreements, change of control agreements and other similar agreements relating to executive officers, and makes general recommendations to the Board on the Company's compensation philosophy.

While the Compensation Committee has overall responsibility for executive compensation matters, as specified in its charter, the Compensation Committee reports regularly to the Board summarizing any significant issues considered by the Compensation Committee and any action it has taken.  The Board may delegate other responsibilities and duties to the Compensation Committee from time to time, and the Compensation Committee may undertake other responsibilities as it deems appropriate for it to carry out its purpose under its charter.

The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Compensation Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Compensation Committee. During the fiscal year ended March 31, 2016, the Compensation Committee engaged Steven Hall & Partners ("Steven Hall") to conduct an analysis of and provide recommendations regarding the amount and form of compensation to our directors and executive officers, applying relevant metrics from comparable public shipping companies and their broad experience as compensation consultants. The members of the Compensation Committee considered Steven Hall's recommendations when setting executive compensation, as well as their own collective experience and judgment, to align compensation practices with the general market for which we compete for executive and director talent.  Steven Hall has not provided any additional consulting services to us beyond its role as consultant to the Compensation Committee.

Our Board of Directors has determined that Messrs. Coleman, McAvity and Kalborg meet the independence requirements of the NYSE listing standards, including the additional independence requirements applicable to the members of a compensation committee. The Board has specifically considered all factors relevant to determining whether any of Messrs. Coleman, McAvity or Kalborg has a relationship to us which is material to his ability to be independent from management in connection with the duties of a Compensation Committee member.

Nominating and Corporate Governance Committee and Director Nominations

Role of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. McAvity and Coleman and Ms. Tan, with Mr. McAvity serving as its chairperson.  The Nominating and Corporate Governance Committee meets as often as it deems necessary.  During the fiscal year ended March 31, 2016, the Nominating and Corporate Governance Committee held one meeting.

Pursuant to its charter, the Nominating and Corporate Governance Committee assists the Board in reviewing and identifying individuals qualified to become Board members, as consistent with the criteria established by the Board for director candidates in the Company's Corporate Governance Guidelines, and recommends to the Board nominees to fill vacancies on the Board.  The Nominating and Corporate Governance Committee makes recommendations from time to time regarding the size of the Board. The Nominating and Corporate Governance Committee also periodically evaluates and makes recommendations regarding corporate governance guidelines (the "Corporate Governance Guidelines").  See "Corporate Governance Matters—Corporate Governance Guidelines." The responsibilities and activities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee charter.  The Board may assign other duties to the Nominating and Corporate Governance Committee from time to time as necessary.

Our Board of Directors has determined that Messrs. McAvity and Coleman and Ms. Tan meet the independence requirements of the NYSE listing standards.

Director Nomination Process

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding candidates to be nominated for directorship positions, considering proposals from a number of sources including shareholder proposals.  When considering a person to be recommended for nomination as a director, the Nominating and Corporate Governance Committee assesses, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board (in all aspects of that term) and the candidate's ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations).

The Nominating and Corporate Governance Committee has no specific policy on director diversity.  However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees.  The Board believes that such diversity is important because it provides varied perspectives and promotes active and constructive discussion among Board members and between the Board and management, resulting in more effective oversight of management's formulation and implementation of strategic initiatives.  The Board believes this diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board.  In the Board's executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board's composition promotes a constructive and collegial environment.  In determining whether an incumbent director should stand for reelection, the Nominating and Corporate Governance Committee considers the above factors, as well as that director's personal and professional integrity, attendance, preparedness, participation and candor, the individual's satisfaction of the criteria for the nomination of directors set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board.

The Nominating and Corporate Governance Committee welcomes the Company's shareholders to nominate candidates for Board membership.  The Committee will consider any such nominee in the same manner in which it evaluates other potential nominees, so long as the shareholder (i) submits a notice of nomination within the timeframe specified by Article III, Section 3 of the Company's bylaws to the Chairperson of the Nominating and Corporate Governance Committee, c/o Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902 and (ii) includes in its notice the required information specified by said section of the Company's bylaws.  Further information about the time frame for shareholder proposals can be found elsewhere in this Proxy Statement under "Shareholder Proposals."  A summary of the information that must appear in the notice is set forth below.

The written notice should contain the following information about the proposed nominee:

•	the proposed nominee's name, age, business address and residence address;

•	the proposed nominee's principal occupation or employment;

•	the number of shares of capital stock of the Company owned beneficially or of record by the proposed nominee; and

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by rules and regulations applicable to the Company.

Further, the written notice should contain the following information about the shareholder making the recommendation:

•	the shareholder's name, record address and tax identification number;

•	the number of shares of capital stock of the Company owned beneficially and of record by the shareholder;

•	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person (including their names) pursuant to which the shareholder is making the nomination;

•	a representation that the shareholder intends to appear, in person or by proxy, at the annual meeting of shareholders to nominate the proposed nominee named in its notice; and

•	any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by rules and regulations applicable to the Company.

Moreover, the shareholder's notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Compensation Committee Interlocks and Insider Participation

During our last fiscal year, Messrs. Coleman, McAvity and Kalborg served on the Compensation Committee.  Each of them is not, nor have any of them ever been, an officer or employee of the Company or any of its subsidiaries.  In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

On behalf of the Board of Directors of Dorian LPG Ltd. (the "Company"), the Audit Committee oversees the operation of the Company's system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm.  The Audit Committee's function is one of oversight, recognizing that the Company's management is responsible for preparing its financial statements, and the Company's independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended March 31, 2016 and management's assessment of internal control over financial reporting as of March 31, 2016.

The Audit Committee has also discussed with Deloitte Hadjipavlou Sofianos & Cambanis S.A. ("Deloitte"), the independent registered public accounting firm, the audited financial statements of the Company for the year ended March 31, 2016, and the other matters required to be discussed by the Statement on Auditing Standards No. 16, adopted by the Public Company Accounting Oversight Board ("PCAOB").  The Audit Committee has also received the written disclosures in the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte's independence and has discussed with Deloitte its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended March 31, 2016, be included in its annual report on Form 10-K for the fiscal year then ended.  The Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2017, and has asked the shareholders to ratify the selection.

Ted Kalborg (Chair)
Thomas J. Coleman
Christina Tan

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

CORPORATE GOVERNANCE MATTERS

The NYSE requires that listed companies follow certain corporate governance rules relating to, among other things, the adoption and disclosure of corporate governance guidelines, director independence, and executive sessions of non-management and independent directors.  We currently comply with the NYSE listing standards applicable to U.S. companies.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors.  Our Corporate Governance Guidelines also address, among other things, director compensation, the Board's role in overseeing the compensation of the Chief Executive Officer, Board committee structures and assignments, and the Board's access to management and independent advisors.  A copy of our Corporate Governance Guidelines is available on our website at http://dorianlpg.investorroom.com/Corporate-Governance.  You may also request a printed copy of the guidelines free of charge by sending a written request to our Secretary at the address on the cover of this proxy statement.

Director Independence

The Board of Directors has determined that, as of the date hereof, each of the following members of our Board is an "independent director" as defined under the applicable NYSE standards, SEC rules and the Company's Corporate Governance Guidelines: Messrs. Thomas J. Coleman, Ted Kalborg, Malcolm McAvity, and Øivind Lorentzen, and Ms. Christina Tan. Therefore, the Board has satisfied its objective as set forth in the Corporate Governance Guidelines as well as NYSE listing standards, requiring that at least a majority of the Board consist of independent directors.  As required under the NYSE listing standards, in making its determinations, the Board of Directors has considered whether any director has a direct or indirect material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In addition, the Board considered a series of certain specific transactions, relationships and arrangements expressly enumerated in the NYSE independence definition. Specifically, a member of the Board of Directors may be considered independent if such member:

•	has not been employed by the Company within the last three years (other than as interim Chairman of the Board of Directors or interim Chief Executive Officer);

•	does not have an immediate family member who is, or has been, employed by the Company as an executive officer within the last three years;

•	has not received, and does not have an immediate family member who has received, more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years, other than for services as a member of the Board of Directors or compensation for prior service (including pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); provided that, compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test; provided further that, compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

•	(A) is not a current partner or employee of a firm that is the Company's internal or external auditor; (B) does not have an immediate family member who is a current partner of a firm that is the Company's internal or external auditor; (C) does not have an immediate family member who is a current employee of a firm that is the Company's internal or external auditor and personally works on the Company's audit; and (D) is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, a partner or employee of a firm that is the Company's internal or external auditor and personally worked on Company's audit within such time;

•	is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, employed as an executive officer of a public company where any of the Company's present executive officers at the same time serves or served as a member of such public company's compensation committee; and

•	is not, and has not been within the last three years, an employee of a significant customer or supplier of the Company, including any company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, and does not have an immediate family member who is, or has been within the last three years, an executive officer of such a significant customer or supplier; provided that contributions to not- for-profit organizations shall not be considered payments for purposes of this test.

After careful review of the categorical tests enumerated under the NYSE independence definition, the individual circumstances of each director with regard to each director's business and personal activities and relationships as they may relate to us and our management, the Board has concluded that each such director has no relationships with the Company that would interfere with such director's exercise of independent judgment in carrying out his responsibilities as a director of the Company.

Code of Conduct and Ethics

We have adopted a Code of Ethics applicable to officers, directors and employees (the "Code of Ethics"), which fulfills applicable guidelines issued by the SEC.  Our Code of Ethics can be found on our website at http://dorianlpg.investorroom.com/Corporate-Governance.  We will also provide a hard copy of our Code of Ethics free of charge upon written request to Dorian LPG Ltd. c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902.  Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including through posting on our website, as soon as practicable.  We granted no waivers under our Code of Ethics during the fiscal year ended March 31, 2016.  We intend to post any amendments to and any waivers of our Code of Ethics on our website within four business days.

Business Relationships and Related Person Transactions Policy

We have policies and procedures in place regarding referral of related person transactions to our Audit Committee for consideration and approval.  Compensation matters involving any related persons are reviewed and approved by our Compensation Committee.  Our Chief Financial Officer, in consultation with our outside counsel, is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the relevant facts and circumstances, whether a related person has a direct or indirect material interest in the transaction.  Under our policy, transactions that (i) involve directors, director nominees, executive officers, significant shareholders or other "related persons" in which the Company is or will be a participant and (ii) are of the type that must be disclosed under the SEC's rules must be referred by the Chief Financial Officer, after consultation with our outside counsel, to our Audit Committee for the purpose of determining whether such transactions are in the best interests of the Company.  Under our policy, it is the responsibility of the individual directors, director nominees, executive officers and holders of five percent or more of the Company's common stock to promptly report to our Chief Financial Officer all proposed or existing transactions in which the Company and they, or any related person of theirs, are parties or participants.  The Chief Financial Officer (or the Chief Executive Officer, in the event the transaction in question involves the Chief Financial Officer or a related person of the Chief Financial Officer) is then required to furnish to the chairperson of the Audit Committee reports relating to any transaction that, in the Chief Financial Officer's judgment with advice of outside counsel, may require reporting pursuant to the SEC's rules or may otherwise be the type of transaction that should be brought to the attention of the Audit Committee.  The Audit Committee considers material facts and circumstances concerning the transaction in question, consults with counsel and other advisors as it deems advisable and makes a determination or recommendation to the Board of Directors and appropriate officers of the Company with respect to the transaction in question.  In its review, the Audit Committee considers the nature of the related person's interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company and any other matters deemed important or relevant.  Upon receipt of the Audit Committee's recommendation, the Board of Directors or officers, excluding in all such instances the related party, take such action as deemed appropriate and necessary in light of their respective responsibilities under applicable laws and regulations.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.

At present, the Board of Directors has chosen to combine the positions of Chief Executive Officer and Chairman of the Board.  John Hadjipateras currently acts as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that at this time, the interests of the Company and its shareholders are better served with one person serving in both roles and that the Chief Executive Officer is the person with the necessary experience and support of the other Board members to carry out the role of Chairman in an effective manner.  The Board believes it is important that the Company retain the organizational flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board should be separated or combined.  The Board believes the current structure promotes a cohesive leadership structure and a unified direction for the Board and executive management, and also allows for better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for success or failure.  Moreover, the Board believes that having our Chief Executive Officer serve as Chairman gives management a strong voice on the Board.

Executive Sessions of Independent Directors

As required pursuant to our Corporate Governance Guidelines, independent directors hold an executive session without non-independent directors or management at least twice a year.  Our Corporate Governance Guidelines allow for an independent director to be selected to preside over each such executive session. If a presiding director is not chosen to preside at all executive sessions, then the responsibility will rotate quarterly among the chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees. Presently, Mr. Thomas J. Coleman has been chosen to serve as the lead independent director at all executive sessions.

Communications with the Board

A majority of our independent directors has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by shareholders and other interested persons to our Board of Directors.  Such communications may be addressed to: Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902. Mail addressed to "Outside Directors" or "Non-Employee Directors" will be forwarded or delivered to the lead independent director, who is presently Mr. Thomas J. Coleman. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

The Secretary of our Company is authorized to open and review any mail or other correspondence received that is addressed to the Board, a committee or any individual director.  If, upon opening any correspondence, the Secretary determines that it contains materials unrelated to the business or operations of the Company or to the Board's functions, including magazines, solicitations or advertisements, the contents may be discarded.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman of the Board by letter to the above address, marked for the attention of the Chairman of the Board. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

The Board's Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Risk management is primarily the responsibility of the Company's management. However, the Board believes that oversight of risk management is one of its fundamental responsibilities. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company's financial reporting process, internal controls over financial reporting and the Company's compliance programs. The Compensation Committee is responsible for reviewing compensation-related risks. The Nominating and Corporate Governance Committee is responsible for oversight of the Company's corporate governance programs, including the Code of Ethics.  Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of July 8, 2016 unless otherwise indicated below by (i) each person, group or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group.  Unless otherwise stated, the address of each named executive officer and director is c/o Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(2)
5% Shareholders
SEACOR Holdings Inc.(3)	9,177,135	16.7%
Kensico Capital Management Corp.(4)	8,014,837	14.5%
HNA Group Co. Ltd.(5)	6,438,281	11.7%
BW Group Ltd(6)	6,000,000	10.9%
Wellington Management Group LLP (7)	5,763,002	10.5%
Directors and Executive Officers
John Hadjipateras(8)	6,286,617	11.4%
Thomas J. Coleman(9)	8,016,227	14.5%
Ted Kalborg(10)	21,390	*
John Lycouris(11)	498,452	*
Malcolm McAvity	1,390	*
Christina Tan	31,390	*
Øivind Lorentzen	11,390	*
Theodore B. Young(12)	131,222	*
Alexander C. Hadjipateras	50,998	*
All directors and executive officers as a group (9 persons)(13)	14,755,965	26.8%
____________________
*	The percentage of shares beneficially owned by such director or executive officer does not exceed one percent of the outstanding shares of common stock.

(1)	Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. Beneficial ownership described in the table above has been obtained by the Company only from public filings and information provided to the Company by the listed shareholders for inclusion herein. Beneficial ownership is required to be determined by the shareholder in accordance with the rules under the Exchange Act and consists of either or both voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Percentages based on a total of 55,101,413 shares of common stock outstanding and entitled to vote at the Annual Meeting as of July 8, 2016.

(3)	According to the filing made with the SEC on February 5, 2016, SEACOR Holdings Inc. ("SEACOR") possesses sole voting power over 9,177,135 shares and sole dispositive power over 9,177,135 shares. According to the filing made with the SEC on February 5, 2016, the principal business address of SEACOR is 2200 Eller Drive, PO Box 13038, Fort Lauderdale, Florida 33316. SEACOR indirectly holds the shares by way of its wholly-owned subsidiary, SeaDor Holdings LLC ("SeaDor Holdings"), which directly holds the shares. SEACOR may have, either by way of its subsidiary or on its own, made additional transactions in our common stock since its most recent filing with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by SEACOR.

(4)	According to filings made with the SEC on July 14, 2014 and June 6, 2014, Kensico Capital Management Corp. ("Kensico") possesses shared voting power over 8,014,837 shares and shared dispositive power over 8,014,837 shares. According to filings made with the SEC on July 14, 2014 and June 6, 2014, the principal business address of Kensico is 55 Railroad Avenue, 2nd Floor, Greenwich CT, 06830. Kensico provides investment management services to certain affiliated funds, including Kensico Partners, L.P., Kensico Associates, L.P., Kensico Offshore Fund Master, Ltd. and Kensico Offshore Fund II Master, Ltd. (collectively, the "Investment Funds"). As Kensico's co-presidents, Mr. Coleman and Michael B. Lowenstein may be deemed to be controlling persons of Kensico. By virtue of these relationships, Messrs. Coleman and Lowenstein may be deemed to beneficially own the entire number of Dorian shares held by the Investment Funds; however, each disclaims beneficial ownership of any Dorian shares, and proceeds thereof, except to the extent of his pecuniary interest therein. Kensico may have made additional transactions in our common stock since its most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Kensico.

(5)	According to the filing made with the SEC on January 8, 2016, HNA Investment Management LLC ("HNA") possesses sole voting power over 6,438,281 shares and sole dispositive power over 6,438,281 shares. According to the filing made with the SEC on January 8, 2016, the principal business address of HNA is 1180 Avenue of the Americas, Suite 1910, New York, New York 10036. Among the shares reported, 5,025,583 shares are owned directly by Sino Energy Holdings LLC ("Sino Energy") and 1,412,698 shares are owned directly by HNA Logistics LP ("HNA Logistics"). Each of Sino Energy, HNA Logistics and the general partner of HNA Logistics has contractually delegated all authority to acquire, vote and dispose of the shares to HNA and thereby fully transferred to HNA its beneficial ownership of the shares. Each of Sino Energy and the general partner of HNA Logistics is a controlled affiliate of HNA Group Co., Ltd., a holding company, based in Haikou and Beijing, China, whose diversified businesses span airport services, air transportation, real estate, hospitality, travel services, retail, financial services, media, information technology, logistics and transportation, for which the Manager manages the investments in U.S. public and private companies. HNA may have, either by way of its subsidiary or on its own, made additional transactions in our common stock since its most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by HNA.

(6)	According to filings made with the SEC on August 31, 2015 and July 28, 2015, BW Euroholdings Limited, a wholly-owned subsidiary of BW Group Ltd. (the "BW Group"), possesses sole voting power over 6,000,000 shares and sole dispositive power over 6,000,000 shares. According to filings made with the SEC on August 31, 2015 and July 28, 2015, the principal place of business of the BW Group is Mapletree Business City, #18-01, 10 Pasir Panjang Road, Singapore, U0 117438. The Sohmen Family Foundation (the "Foundation") holds 93.25% of the BW Group. The BW Group and/or the Foundation may have, either by way of their subsidiaries or on their own, made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by the BW Group or the Foundation.

(7)	According to the filing made with the SEC on June 10, 2016, Wellington Management Group LLP ("Wellington Management Group") possesses shared voting power over 4,066,863 shares and shared dispositive power over 5,763,002 shares. According to the filing made with the SEC on June 10, 2016, all shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than 5% of this class of shares. According to the filing made with the SEC on June 10, 2016, the principal business address of Wellington Management Group is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. Wellington Management Group may have made additional transactions in our common stock since its most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Wellington Management Group.

(8)	Mr. Hadjipateras possesses sole voting power over 2,259,744 shares, shared voting power over 4,006,873 shares, sole dispositive power over 2,259,744 shares and shared dispositive power over 26,166 shares. Mr. Hadjipateras may be deemed to own 26,166 shares by virtue of pledges of such shares given under funding and security agreements with each of Theodore B. Young and Alexander J. Ciaputa, pursuant to which John Hadjipateras may be deemed to share the power to vote and dispose of such shares. Mr. Hadjipateras may also be deemed to own 3,980,707 shares by virtue of a revocable proxy granted to John Hadjipateras by each of Mark C. Hadjipateras, Angeliki C. Hadjipateras, Aikaterini C. Hadjipateras, Konstantinos Markakis, Olympia Kedrou, Chrysanthi Xyla, Scott M. Sambur, as Trustee of the Kyveli Trust, and George J. Dambassis, pursuant to which John C. Hadjipateras may be deemed to share the power to vote such shares. Mr. Hadjipateras disclaims beneficial ownership of the reported Dorian shares, and the proceeds thereof, except to the extent of any pecuniary interest therein.

(9)	According to filings made with the SEC, Mr. Coleman beneficially owns 1,390 Dorian common shares. According to filings made with the SEC, Mr. Coleman serves as co-President of Kensico alongside Mr. Lowenstein. As a controlling person of Kensico, Mr. Coleman thus may be deemed to also beneficially own the entire number of the Company's common shares held by the Investment Funds discussed above. Mr. Coleman disclaims beneficial ownership of the reported Dorian shares held by the Investment Funds, and the proceeds thereof, except to the extent of any pecuniary interest therein.

(10)	According to filings made with the SEC, Mr. Kalborg beneficially owns 1,390 Dorian common shares. According to filings made with the SEC, Christmas Common Investments Ltd., of which Kalborg Trust is the sole shareholder, currently holds 20,000 common shares (the "Trust Shares"). Mr. Kalborg and other members of his family are the beneficiaries of the Kalborg Trust and Mr. Kalborg may be deemed to also beneficially own the Trust Shares. Mr. Kalborg disclaims all beneficial ownership of the Trust Shares except to the extent of his pecuniary interest therein.

(11)	Mr. Lycouris beneficially owns 218,424 common shares. Mr. Lycouris may also be deemed to indirectly beneficially own 280,028 common of our common shares through the Kyveli Trust, of which Mr. Lycouris and other members of his family are beneficiaries. Mr. Lycouris disclaims all beneficial ownership of the common shares beneficially owned by the Kyveli Trust except to the extent of his pecuniary interest therein.

(12)	According to filings made with the SEC, Mr. Young has pledged 13,083 shares to John Hadjipateras as security under a funding and security agreement.

(13)	To avoid double counting: (i) the 280,028 common shares that may be deemed to be indirectly beneficially owned by Mr. Lycouris through the Kyveli Trust and Mr. Hadjipateras by virtue of a revocable proxy (see Notes 8 and 11, above) are included only once in the total and (ii) the 13,083 common shares that may be deemed to be beneficially owned by Theodore B. Young and John Hadjipateras (see Notes 8 and 12 above) are included only once in the total.

PROPOSAL 2

TO RATIFY THE SELECTION OF DELOITTE HADJIPAVLOU SOFIANOS & CAMBANIS S.A. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 FOR THE YEAR ENDING MARCH 31, 2017

The Audit Committee has appointed Deloitte Hadjipavlou Sofianos & Cambanis S.A. ("Deloitte") as our independent registered public accounting firm for the year ending March 31, 2017.  We have been advised by Deloitte that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.

We expect that representatives of Deloitte will not be present at the Annual Meeting, but will be available by phone to respond to questions, and will have the opportunity to make a statement if they desire.

While the Audit Committee retains Deloitte as our independent registered public accounting firm, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification upon the recommendation to do so by the Audit Committee.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2017.  If the selection of Deloitte is not ratified by the shareholders, the Audit Committee will reconsider the matter.  Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.  All services rendered by the independent auditors are subject to review by the Audit Committee.

Audit Fees

The following table presents fees for professional services rendered by Deloitte for the years ended March 31, 2016 and 2015, respectively.  Deloitte did not bill us for other services during those periods.

	2016	2015
Audit Fees(1)	$448,573	$527,706
All other fees(2)	2,020	2,020
Total	$450,593	$529,726
_____________________

(1)	Audit fees consist of aggregate fees for professional services, including out-of-pocket expenses, provided in connection with the audits of our consolidated financial statements, reviews of interim financial statements included in filings with the SEC, including services performed in connection with our F-1 registration statement relating to our IPO completed in May 2014, the registration statement on Form F-1 filed with the SEC in December 2014, the registration statements on Form S-3 filed with the SEC in June 2015 and December 2015, and other audit services required for SEC or other regulatory filings and related comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	All other fees in 2016 and 2015 consist of a subscription for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter sets forth our policy regarding retention of the independent auditors, giving the Audit Committee responsibility for the appointment, replacement, compensation, evaluation and oversight of the work of the independent auditors.  As part of this responsibility, our Audit Committee pre-approves the audit and non-audit services performed by our independent auditors in order to assure that they do not impair the auditor's independence from the Company.  The Audit Committee has adopted a policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors may be pre-approved.

There were no non-audit services provided by our independent registered public accounting firm during the fiscal year ended March 31, 2016.

The Board of Directors recommends that you vote "FOR" approval of Deloitte Hadjipavlou Sofianos & Cambanis S.A. as our independent registered public accounting firm for the year ending March 31, 2017.

DIRECTOR COMPENSATION

We pay each non-executive director annual cash compensation of $50,000, paid quarterly in arrears. The chairman of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee each receive additional annual cash compensation of $15,000, $20,000, and $15,000, respectively. Further, prior to and including December 31, 2015, any director serving on more than one committee of the Board, other than a Chairman of a committee, received additional annual cash compensation of $10,000. Beginning January 1, 2016, any director serving on a committee of the Board, other than a Chairman of a committee, receives additional annual cash compensation of $10,000 per committee.

Each director is also reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or committees.  Each director will be fully indemnified by us for actions associated with being a director to the extent permitted under Marshall Islands law. Further, none of the members of our board of directors will receive any benefits upon termination of their directorship positions.  Our directors are eligible to receive awards under an equity incentive plan that we adopted prior to the completion of our IPO and which is described below under "Executive Compensation—Outstanding Equity Awards at Fiscal Year End—2014 Equity Incentive Plan." Our Compensation Committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board.  Our Corporate Governance Guidelines provide that director compensation should be fair and equitable to enable the Company to attract qualified members to serve on its Board.  Beginning April 1, 2016, each non-executive director will receive annual compensation of $100,000 (50% in cash and 50% as an equity award in a form to be determined by our Compensation Committee), paid quarterly in arrears, in addition to the committee chairman and membership compensation noted above.

The following table provides certain information concerning the compensation earned by each of our non-employee directors serving on our Board for the year ended March 31, 2016, for services rendered in all capacities:

Name	Fees earned or paid in cash ($)(1)	Total ($)
Nigel D. Widdowson(2)	—	—
Charles Fabrikant(3)	48,522	48,522
Øivind Lorentzen	62,500	62,500
Thomas J. Coleman	104,861	104,861
Eric Fabrikant(4)	16,667	16,667
Ted Kalborg	83,889	83,889
David G. Savett(5)	50,000	50,000
Malcolm McAvity	76,250	76,250
Christina Tan(6)	55,833	55,833
____________________

(1)	Represents cash compensation earned for services rendered as a director for the fiscal year ended March 31, 2016.

(2)	Mr. Widdowson served as a director until May 1, 2015.

(3)	Mr. C. Fabrikant served as a director until December 21, 2015.

(4)	Mr. E. Fabrikant served as a director until May 1, 2015.

(5)	Mr. Savett served as a director until January 6, 2016.

(6)	Ms. Tan was appointed to serve as a director on May 1, 2015.

Consulting Agreement

Mr. Widdowson served as a director of our Company since its inception until May 1, 2015.  Since the formation of our predecessor companies (that is companies that previously owned our initial fleet), Mr. Widdowson also provided certain chartering and commercial services to our Company, its subsidiaries, and the predecessor companies. On May 1, 2015, Mr. Widdowson entered into a consulting agreement that provides for, among other things, an annual fee of $250,000, payable for services rendered commencing on May 8, 2014.  This consulting agreement was amended in June 2016, retroactive to January 1, 2016, and provides for, among other things, an annual fee of $120,000, payable for services rendered commencing on January 1, 2016. In addition, services to be provided by Mr. Widdowson include serving on the board of Helios LPG Pool LLC, a 50/50 joint venture between the Company and Mitsui O.S.K. Lines Ltd.

EXECUTIVE COMPENSATION

Our named executive officers, consisting of our principal executive officer and our two most highly compensated executive officers other than our principal executive officer for the fiscal year ended March 31, 2016 are:

•	John Hadjipateras, our Chief Executive Officer, President, and Chairman of the Board of Directors;

•	John Lycouris, Chief Executive Officer of Dorian LPG (USA) LLC and a Director on our Board of Directors; and

•	Theodore B. Young, our Chief Financial Officer.

Mr. Lycouris is employed and compensated by our subsidiary Dorian LPG (USA) LLC but is considered one of our executive officers because he performs policy making functions for us.

Summary Compensation Table

As an emerging growth company, we have opted to comply with the executive compensation rules applicable to "smaller reporting companies," as such term is defined under the Securities Act of 1933, as amended, which require compensation disclosure for our principal executive officer and our next two most highly compensated executive officers other than our principal executive officer (collectively, the "named executive officers"). Also as an emerging growth company, we are not required to include, and have not included, a compensation discussion and analysis (CD&A) of our executive compensation programs in this proxy statement.

The table below sets forth the compensation earned by our named executive officers during the years indicated.

Name and Principal Position	Fiscal Year Ended March 31,	Salary (1)	Bonus (2)	Stock Awards(3)	All Other Compensation(4)	Total
John Hadjipateras (5)	2016	$550,000	$689,000	—	$7,800	$1,246,800
Chief Executive Officer	2015	$550,000	$1,500	$8,046,500	$5,850	$8,603,850

John Lycouris(6)	2016	$450,000	$339,000	—	$7,800	$796,800
Chief Executive Officer, Dorian LPG (USA) LLC	2015	$450,000	$1,500	$4,253,150	$5,850	$4,710,500

Theodore B. Young	2016	$400,000	$301,500	—	$7,800	$709,300
Chief Financial Officer	2015	$400,000	$1,500	$2,069,100	$5,850	$2,476,450

_____________________________
(1)	The amounts include the total wages paid to each of the named executives by Eagle Ocean between April 1, 2014 and June 30, 2014. See "—Narrative Disclosure to the Summary Compensation Table."

(2)	Represents cash bonuses to each of the named executive officers awarded by the Compensation Committee. The table above excludes cash bonuses awarded by the Compensation Committee after March 31, 2016, to each of Mr. Hadjipateras, Mr. Lycouris and Mr. Young in the amounts of $750,000, $300,000, and $275,000, respectively.

(3)	The amounts set forth next to each award represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value reported in these columns are set forth in Note 13 of the Notes to Consolidated Financial Statements included in the Company's annual report for the year ended March 31, 2016 on Form 10-K. The table above excludes one-time restricted share awards granted by the Compensation Committee after March 31, 2016, to each of Mr. Hadjipateras, Mr. Lycouris and Mr. Young in the amounts of 75,000 restricted shares, 30,000 restricted shares, and 27,500 restricted shares, respectively, with the restricted shares vesting in equal installments on the grant date and on the first, second, and third anniversary of the grant date.

(4)	The amounts set forth represent contributions by the Company to each of the named executive officer's 401(k) defined contribution plan.

(5)	As our Chief Executive Officer, Mr. Hadjipateras does not receive any additional compensation for his services as a director.

(6)	As the Chief Executive Officer of our subsidiary, Dorian LPG (USA) LLC, Mr. Lycouris does not receive any additional compensation for his services as a director.

Narrative Disclosure to the Summary Compensation Table

Pursuant to management agreements entered into by each of our vessel owning subsidiaries on July 26, 2013, as amended, with Dorian (Hellas) S.A. ("DHSA" or the "Manager"), the technical, crew and commercial management as well as insurance and accounting services of its vessels was outsourced to DHSA. In addition, under these management agreements, strategic and financial services had also been outsourced to DHSA. DHSA had entered into agreements with each of Eagle Ocean and HSSL to provide certain of these services on behalf of the vessel owning companies. Mr. John Hadjipateras, our Chairman, President and Chief Executive Officer, owns 100% of Eagle Ocean Transport, and our Vice President of Chartering, Insurance and Legal, Nigel Grey-Turner, owns 100% of HSSL. The fees payable for the above services to DHSA amounted to $93,750 per month per vessel, payable one month in advance. In addition, prior to July 1, 2014, pursuant to a newbuilding supervision agreement entered into with DHSA, DHSA provided newbuilding supervision services through Eagle Ocean Transport for a fixed monthly fee of $15,000 per hull was payable to the Manager for pre‑delivery services provided during the period from July 29, 2013 until the date of delivery of each newbuilding. These management agreements terminated on June 30, 2014.

As of July 1, 2014, vessel management services and the associated agreements for our fleet were transferred from DHSA and are now provided through our wholly owned subsidiaries Dorian LPG (USA) LLC, Dorian LPG (UK) Ltd. and Dorian LPG Management Corp. Subsequent to the transition agreements, Eagle Ocean Transport continues to incur related travel costs for certain transitioned employees as well as office-related costs, for which we reimbursed Eagle Ocean Transport $0.8 million and $0.7 million for the years ended March 31, 2016 and 2015, respectively. Such expenses are reimbursed based on their actual cost.

None of our members of senior management, including Mr. Hadjipateras, Mr. Lycouris and Mr. Young are subject to an employment agreement with us or our subsidiaries.

Equity Compensation

On June 30, 2014, Mr. Hadjipateras, Mr. Lycouris and Mr. Young received 350,000 shares, 185,000 and 90,000 shares of restricted stock, respectively, vesting in equal installments on the third, fourth and fifth anniversary of the grant date.  All restricted shares of a named executive officer will vest (i) if such named executive officer's employment terminates other than for Cause (as defined in the Executive Severance and Change in Control Severance Plan) or on account of death or Disability or (ii) upon a Change of Control (as defined in the Equity Incentive Plan (defined below) and related restricted stock award agreements) that occurs while such named executive officer is still employed with us.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards as of March 31, 2016, for each named executive officer:

		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested(3)	Market value of shares or units of stock that have not vested (1)
John Hadjipateras	6/30/14	350,000(2)	$3,290,000
John Lycouris	6/30/14	185,000(2)	$1,739,000
Theodore B. Young	6/30/14	90,000(2)	$846,000

(1)	Fair market value of our common stock on March 31, 2016. The amount listed in this column represents the product of the closing market price of the Company's stock as of March 31, 2016 ($9.40) multiplied by the number of shares of stock subject to the award.

(2)	Granted on June 30, 2014 and vests ratably on each of the third, fourth and fifth anniversaries of the date of grant.

(3)	The table above excludes one-time restricted share awards granted by the Compensation Committee after March 31, 2016, to each of Mr. Hadjipateras, Mr. Lycouris and Mr. Young in the amounts of 75,000 restricted shares, 30,000 restricted shares, and 27,500 restricted shares, respectively, with the restricted shares vesting in equal installments on the grant date and on the first, second, and third anniversary of the grant date.

2014 Equity Incentive Plan

Our 2014 equity incentive plan (the "2014 Equity Incentive Plan"), which was unanimously adopted by our Board of Directors in April 2014, was approved by a shareholder vote at the Annual Meeting for the fiscal year ended March 31, 2015.  Pursuant to the terms of the 2014 Equity Incentive Plan, we expect that directors, officers, and employees (including any prospective officer or employee) of the Company and its subsidiaries and affiliates, and consultants and service providers to (including persons who are employed by or provide services to any entity that is itself a consultant or service provider to) the Company and its subsidiaries and affiliates, as well as entities wholly-owned or generally exclusively controlled by such persons, may be eligible to receive stock appreciation rights, stock awards, restricted stock units and performance compensation awards that the plan administrator determines are consistent with the purposes of the plan and the interests of the Company.  The maximum number of shares of common stock that may be granted under the 2014 Equity Incentive Plan shall not exceed 2,850,000 in the aggregate. In June 2014, we granted 655,000 shares of restricted stock to certain of our officers and, in March 2015, we granted 274,000 shares of restricted stock to certain of our directors, employees and non-employee consultants. In June 2016, we issued 250,000 shares of restricted stock to certain of our executive officers and employees, of which 62,500 restricted shares vested on the issuance date and 1,500 shares were subsequently forfeited by an employee and are again available for issuance. In June 2016, we granted 6,950 shares of stock to certain of our directors. As of July 13, 2016, there were 1,115,000 shares of restricted stock that were issued and outstanding, but not yet vested.  As of that date, there were 1,665,550 shares of common stock remaining available for future grants under the Equity Incentive Plan.

Upon a "Change in Control" (as defined in the 2014 Equity Inventive Plan) of the Company, all unvested restricted stock awards granted under the 2014 Equity Inventive Plan and related restricted stock award agreements will become fully vested.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plans Table

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of March 31, 2016.

March 31, 2016	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
Approved by shareholders	—	(1)	$—	1,921,000	(2)
Not approved by shareholders	—		$—	–
Total	—		$—	1,921,000
_________________
(1)
Does not include 929,000 issued restricted shares, which are subject to vesting, and the 250,000 restricted shares granted by the Compensation Committee after March 31, 2016 to certain of our executive officers and employees, of which 62,500 shares vested on the issuance date and 1,500 shares were subsequently forfeited by an employee. See "―Outstanding Equity Awards At Fiscal Year End" and "—2014 Equity Incentive Plan."

(2)
Represents available shares for future issuance under the 2014 Equity Incentive Plan as of March 31, 2016. The above table does not reflect the 250,000 restricted shares granted by the Compensation Committee after March 31, 2016, of which 1,500 shares were subsequently forfeited by an employee and are again available for issuance. It also does not reflect the 6,950 shares granted to certain directors after March 31, 2016. See "—2014 Equity Incentive Plan."

Retirement Benefits

We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 3% of salary safe harbor contribution for U.S. employees.

Pension Benefits

Our Greece-based employees have a statutory required defined benefit pension plan according to provisions of Greek law 4093/2012 covering all eligible employees.

Nonqualified Deferred Compensation

We contribute to retirement accounts for certain United Kingdom-based employees based on a percentage of their annual salaries.

2014 Executive Severance and Change in Control Severance Plan

Except as set forth under "2014 Equity Incentive Plan" above and as provided under our Executive Severance and Change in Control Severance Plan (the "Severance and CIC Plan"), none of our members of senior management, including Mr. Hadjipateras, Mr. Lycouris and Mr. Young, will receive any benefits as a result of change in control.

We adopted our Severance and CIC Plan in June 2014, under which we expect that certain executive officers of the Company and our subsidiaries and affiliates, may be eligible to receive severance benefits in connection with termination by the Company without Cause (as defined below) or termination by such officer for Good Reason (as defined below). Mr. Hadjipateras, Mr. Lycouris and Mr. Young are participants to the Severance and CIC Plan. A dismissed officer may be eligible for additional severance benefits when dismissed during the period within two years following a change in control of the Company, or in certain cases, during the six month period prior to a "Change in Control" (as generally defined under the Equity Incentive Plan with the addition of any transaction the board determines to be a Change in Control).

In the event of termination without Cause or for Good Reason, officers subject to the Severance and CIC Plan will be eligible to receive a lump-sum payment equal to two times the sum of such officer's base salary plus bonus, a pro rata annual bonus for the year of termination, a cash payment equal to 18 months of COBRA continuation coverage and one year's outplacement services (not to exceed $10,000). Should such termination take place within two years following a Change in Control of the Company, or in certain cases, during the six month period prior to a Change in Control (the "CIC Termination Period"), all outstanding equity awards of a terminated officer subject to the Severance and CIC Plan shall vest and the lump-sum payment to the officer will be increased to 2.99 times the sum of the officer's base salary plus bonus. For the first 2 years following the effective date of the Severance and CIC Plan, a participant shall be entitled to an excise tax gross up for parachute payments under Section 280G of the Internal Revenue Code, provided that if the parachute payments can be reduced by an amount no more than 10% to avoid application of the excise tax, the payments will be so reduced.  Following the first 2 years from the effective date, participant will receive payments and pay the excise tax or the payments will be reduced so that no excise tax applies, whatever puts the participant in a better after-tax position.  For purposes of the Severance and CIC Plan,  "Cause" is generally defined to mean: (i) the willful and continued failure to substantially perform his or her duties, (ii) the willful engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates, (iii) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (iv) the participant (x) obstructs or impedes, (y) endeavors to influence, obstruct or impede or (z) fails to materially cooperate with, an investigation, (v) the participant withholds, removes, conceals, destroys, alters or by other means falsifies any material which is requested in connection with an investigation,  (vi) conviction of, or the entering of a plea of nolo contendere to, a felony or (vii) being found liable in any SEC or other civil or criminal securities law action.   For purposes of the Severance and CIC Plan, "Good Reason" generally means  (A) with respect to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, a material diminution in the nature and scope of the participant's duties, responsibilities or status, (B) a material diminution in current annual base salary or annual performance bonus target opportunities; or (C) an involuntary relocation to a location more than 25 miles from a participant's principal place of business, provided that, during the CIC Termination Period, "Good Reason" shall mean (A) (1) any material change in the duties, responsibilities or status (including reporting responsibilities); provided, however, that good reason shall not be deemed to occur upon a change in duties, responsibilities (other than reporting responsibilities) or status that is solely and directly a result of the Company no longer being a publicly traded entity or (2) a material and adverse change in titles or offices (including, if applicable, membership on the board); (B) a more than 10% reduction in the participant's rate of annual base salary or annual performance bonus or equity incentive compensation target opportunities (including any material and adverse change in the formula for such targets) as in effect immediately prior to such change in control;

(C) the failure to continue in effect any employee benefit plan, compensation plan, welfare benefit plan or fringe benefit plan in which the participant is participating immediately prior to such change in control or the taking of any action by the Company, in each case which would materially adversely affect the participant, unless the participant is permitted to participate in other plans providing the participant with materially equivalent benefits in the aggregate; (D) the failure of the Company to obtain the assumption of the Company's obligations under the plan from any successor; (E) an involuntary relocation of the principal place of business to a location more than 25 miles from the principal place of business immediately prior to such change in control; or (F) a material breach by the Company of the terms of an employment agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were and are a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Except as noted otherwise, the Audit Committee or the Board of Directors approved or ratified each arrangement described below (other than arrangements that were entered into prior to the adoption of the related party transaction policy by the Board of Directors).

See "Corporate Governance Matters—Business Relationships and Related Party Transactions Policy" for a discussion of our policies and procedures related to conflicts of interest.

Shareholders Agreement

Pursuant to the shareholders agreement dated November 26, 2013 (the "Shareholder Agreement"), SeaDor Holdings (which is a wholly-owned subsidiary of SEACOR) and Dorian Holdings LLC (which is owned by Astromar LLC, of which Mr. John Hadjipateras, our Chairman, President, and Chief Executive Officer, is a shareholder and director) have the right, subject to certain terms and conditions, to require us, on up to three separate occasions beginning 180 days following the closing of our IPO, to register under the Securities Act of 1933, as amended, our common shares held by them for offer and sale to the public, including by way of underwritten public offering (provided that each such shareholder shall be entitled to request one additional demand registration to the extent such shareholder has not been included or did not participate in any demand registration). In addition, SeaDor Holdings and Dorian Holdings LLC may require us to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. SeaDor Holdings and Dorian Holdings LLC also have the ability to exercise certain piggyback registration rights permitting participation in certain registrations of common shares by us. All expenses relating to our registration will be borne by us.  On July 10, 2015, the SEC declared effective our registration statement on Form S-3 that permits SeaDor Holdings and Dorian Holdings LLC, or their respective donees, pledgees, transferees or other successors in interest, to offer their shares for resale from time to time pursuant to the Shareholders Agreement.

Registration Rights Agreement

We entered into a registration rights agreement dated June 3, 2014 (the "Registration Rights Agreement") with Kensico granting Kensico the right, subject to certain terms and conditions, to require us, on up to three separate occasions beginning 180 days following the closing of our IPO, to register under the Securities Act of 1933, as amended, our common shares held by Kensico for offer and sale to the public, including by way of an underwritten public offering. In addition, the registration rights agreement grants Kensico the right to require us to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period, and to exercise certain piggyback registration rights permitting participation in certain registrations of common shares by us. All expenses relating to our registration have been and will be borne by us. On July 10, 2015, the SEC declared effective our registration statement on Form S-3 that permits Kensico to offer its shares for resale from time to time, pursuant to the Registration Rights Agreement.

Management Agreements

As of July 1, 2014, vessel management services and the associated agreements for our fleet were transferred from DHSA and are now provided through our wholly owned subsidiaries Dorian LPG (USA) LLC, Dorian LPG (UK) Ltd. and Dorian LPG Management Corp. Prior to the management transfer, DHSA had agreements with Eagle Ocean Transport, a company 100% owned by Mr. John Hadjipateras, the Chairman of the Board, our President and our Chief Executive Officer, to provide certain of the vessel management services for our fleet.

In connection with the agreements for the management transfer, Eagle Ocean Transport transferred a certain number of employees and selected assets to our wholly-owned subsidiaries.  Eagle Ocean Transport continues to incur related travel costs for certain transitioned employees as well as office-related costs, for which we reimbursed Eagle Ocean Transport $0.8 million for the fiscal year ended March 31, 2016.

Dorian LPG (USA) LLC and its subsidiaries entered into an agreement with DHSA, retroactive to July 2014, for the provision by Dorian LPG (USA) LLC and its subsidiaries of certain chartering and marine operation services to DHSA, for which income totaling $0.5 million was earned and included in other income for the year ended March 31, 2016.

As of March 31, 2016, $0.9 million was due from DHSA and $0.5 million was due to DHSA.

Helios LPG Pool LLC

On April 1, 2015, Dorian and Phoenix Tankers Pte. Ltd. ("Phoenix") began operations of Helios LPG Pool LLC ("Helios Pool") and entered into pool participation agreements for the purpose of establishing and operating, as charterer, under a variable rate time charter to be entered into with owners or disponent owners of very large gas carries ("VLGCs"), a commercial pool of VLGCs whereby revenues and expenses are shared. We hold a 50% interest in the Helios Pool as a joint venture with Phoenix and all significant rights and obligations are equally shared by both parties. All profits of the Helios Pool are distributed to the pool participants based on pool points assigned to each vessel as variable charter hire and, as a result, there are no profits available to the equity investors as a share of equity. We have determined that the Helios Pool is a variable interest entity as it does not have sufficient equity at risk. We do not consolidate the Helios Pool because we are not the primary beneficiary and do not have a controlling financial interest.

As of March 31, 2016, we had receivables from the Helios Pool of $71.0 million, including $17.6 million of working capital contributed for the operation of our vessels in the pool. Our maximum exposure to losses from the pool as of March 31, 2016 is limited to the receivables from the pool. The Helios Pool does not have any third-party debt obligations. The Helios Pool has entered into commercial management agreements with each of Dorian LPG (UK) Ltd. and Phoenix as commercial managers and has appointed both commercial managers as the exclusive commercial managers of pool vessels. Fees for commercial management services provided by Dorian LPG (UK) were $1.4 million for the year ended March 31, 2016. Additionally, we received a fixed reimbursement of expenses such as costs for security guards and war risk insurance for voyages operating high risk areas from the Helios Pool, for which we earned $1.2 million for the year ended March 31, 2016.

Consulting

Mr. Widdowson served as a director of our Company since its inception until May 1, 2015.  Since the formation of our predecessor companies (that is companies that previously owned our initial fleet), Mr. Widdowson also provided certain chartering and commercial services to our Company, its subsidiaries, and the predecessor companies. On May 1, 2015, Mr. Widdowson entered into a consulting agreement that provides for, among other things, an annual fee of $250,000, payable for services rendered commencing on May 8, 2014.  This consulting agreement was amended in June 2016, retroactive to January 1, 2016, and provides for, among other things, an annual fee of $120,000, payable for services rendered commencing on January 1, 2016. In addition, services to be provided by Mr. Widdowson include serving on the board of Helios LPG Pool LLC. Related to this consulting agreement we expensed $0.2 million for the year ended March 31, 2016.

Commissions

Orient River Trading Ltd., a company 100% owned by a senior officer of our wholly-owned subsidiary Dorian Management Corp., provided disponent owner services for certain charterers that do not recognize Marshall Islands vessel-owning subsidiary companies. Commission expenses on voyages utilizing these services amounted to $0.1 million for the year ended March 31, 2016.

Arrangements Involving Family Members

In respect of the year ended March 31, 2016, we paid $439,000 in salary and cash bonus to Alexander Hadjipateras, a son of Mr. John Hadjipateras, the Chairman of the Board, our President and our Chief Executive Officer, for his service as Executive Vice President of Business Development of Dorian LPG (USA) LLC.  In the year ended March 31, 2016, Mr. Alexander Hadjipateras was also eligible to participate in all benefit programs generally available to employees and his compensation is commensurate with that of his peers.

In respect of the year ended March 31, 2016, we paid $181,500 in salary and cash bonus to Peter Hadjipateras, a son of Mr. John Hadjipateras, the Chairman of the Board, our President and our Chief Executive Officer, for his service as Corporate Development Manager. In the year ended March 31, 2016, Mr. Peter Hadjipateras was also eligible to participate in all benefit programs generally available to employees and his compensation is commensurate with that of his peers.

In respect of the year ended March 31, 2016, we purchased approximately $147,000 of artwork for our newbuilding vessels that were delivered during the period, for our Athens, Greece office, and as a gift to Daewoo Shipping and Marine Engineering Ltd shipyard, from Mr. Mark Hadjipateras, the brother of Mr. John Hadjipateras, the Chairman of the Board, our President and our Chief Executive Officer.

For further information regarding our transactions with related parties, please see Note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

Director Independence

See "Corporate Governance Matters — Director Independence."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than ten percent of any class of our registered equity securities including our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company, and to provide the Company with a copy of those reports.

We believe that, during the fiscal year ended March 31, 2016, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements, with the exceptions noted below.

•	A late Form 3 report was filed by Christina Tan on September 9, 2015, to report her initial holdings as of May 1, 2015;

•	A late Form 4 report was filed by Christina Tan on September 9, 2015, to report the purchase of 3,857 and 6,143 of our common shares on September 1, 2015 and September 2, 2015, respectively; and

•	A late Form 4 report was filed by John Lycouris on December 29, 2015, to report the purchase of 500, 500, and 1,000 of our common shares on August 14, 2015, August 18, 2015, and September 18, 2015, respectively.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors, executive officers, and ten percent stockholders.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals intended to be included in our proxy statement and voted on at our 2017 Annual Meeting of Shareholders must be received at our corporate headquarters at Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention:  Secretary, on or before March 14, 2017. Applicable SEC rules and regulations as well as our bylaws govern the submission of shareholder proposals, including director nominations, and our consideration of them for inclusion in the 2017 notice of Annual Meeting of Shareholders and the 2017 proxy statement.

To bring before the 2017 Annual Meeting of Shareholders any business not included in the meeting's proxy statement (including to nominate a candidate director not named in the proxy statement), a shareholder must (i) give timely written notice of that business to our Secretary and (ii) qualify as a shareholder of record both on the date the shareholder supplies notice and through the record date for the 2017 Annual Meeting.  To be timely, the notice must be delivered to or mailed and received by the Company no earlier than May 25, 2017 (90 days prior to August 23, 2017, the one-year anniversary of the Annual Meeting) and no later than June 24, 2017 (60 days prior to August 23, 2017).  The public disclosure of any adjournment of an annual meeting of the shareholders will not extend the time period allotted to shareholders to give notice.  Where the shareholder wishes to nominate a candidate for director, the written notice must contain the information concerning the shareholder and each nominee as required by Article III, Section 3 of our bylaws, which is discussed in this Proxy Statement at "Board Meeting and Board Committee Information—Nominating and Corporate Governance Committee and Director Nominations." For all other proposals, the shareholder's written notice must include the information set forth in Article II, Section 2 of our bylaws.  A copy of our bylaws is available upon request to: Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, CT 06902, attention: Secretary.

The foregoing bylaw provisions do not affect a shareholder's ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC's proxy rules as referenced above.  A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described in the paragraph above.  The officer presiding at the meeting may exclude matters that are not properly presented in accordance with the applicable SEC rules and regulations and our bylaws.

OTHER BUSINESS

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the meeting.  Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

The annual report to shareholders for the fiscal year ended March 31, 2016, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 (the "Annual Report on Form 10-K"), is being mailed with this Proxy Statement to those shareholders that received a copy of the proxy materials in the mail.  The Annual Report on Form 10-K is not a part of our proxy soliciting materials.  For those shareholders that received the Notice of Internet Availability of Proxy Materials, this Proxy Statement and our Annual Report to shareholders for the fiscal year ended March 31, 2016 are available at our website at www.dorianlpg.com.  Additionally, and in accordance with SEC rules, you may access this Proxy Statement at http://dorianlpg.investorroom.com/annual-shareholders-meeting. The Annual Report including the Form 10-K and the exhibits filed with it are available at our website at www.dorianlpg.com.  Upon request by any shareholder to Investor Relations by email at IR@dorianlpg.com, mail at Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention: Investor Relations, or by phone at (203) 674-9900 we will furnish to shareholders, without charge, a copy of the annual report for the fiscal year ended March 31, 2016, including the financial statements and the related footnotes.  The Company's copying costs will be charged if exhibits to the Annual Report on Form 10-K are requested.

John Hadjipateras Chairman of the Board

Dorian LPG Ltd.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by - 11:59 p.m. EDT on August 22, 2016.

Vote by Internet

- Go to **www.investorvote.com/LPG**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - John Hadjipateras	☐	☐	02 - Malcolm McAvity	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

2 1 D V

02EAQB

Annual Meeting of Shareholders

Tuesday, August 23, 2016

11:30 a.m. Eastern Daylight Time

Please plan to arrive early as there will be no admission after the meeting begins.

To attend the meeting, please present this notice and photo identification at the registration desk upon arrival.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — DORIAN LPG LTD.

Notice of 2016 Annual Meeting of Shareholders

One Battery Park Plaza, New York, New York 10004
Proxy Solicited by Board of Directors for Annual Meeting — August 23, 2016

John Hadjipateras, Theodore B. Young or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dorian LPG Ltd. to be held at 11:30 a.m. EDT on August 23, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Two Directors and FOR the Ratification of Appointment of Deloitte Hadjipavlou Sofianos & Cambanis S.A. as the Company's Independent Registered Public Accounting Firm for the Year Ending March 31, 2017.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)